Exhibit 2.2

PURCHASE AND INDEMNIFICATION AGREEMENT

This Purchase and Indemnification Agreement (this “Agreement”) is made and entered into this 27th day of July 2012, by and among Accredited Members Acquisition Corp., a Colorado corporation (“Acquisition Corp.”), Accredited Members Holding Corporation, a Colorado corporation (“AMHC”), Hangover Joe’s, Inc., a Colorado corporation (“HOJ”), and Accredited Members, Inc., AMHC Managed Services, Inc., and World Wide Premium Packers, Inc., each a Colorado corporation (these three companies being referred to collectively as the “Subsidiaries”).

WHEREAS, AMHC owns all or substantially all of the outstanding capital stock of the Subsidiaries;

WHEREAS, HOJ, AMHC and AMHC Merger Corp., a Colorado corporation, have entered into an Agreement and Plan of Merger and Reorganization dated July 25, 2012, in which all of the issued and outstanding stock of HOJ will be acquired by AMHC in exchange for 69% of the total issued and outstanding shares of common stock of AMHC (the “Merger Agreement”); and

WHEREAS, the Merger Agreement provides that the Subsidiaries must be sold during the five business days after the effective date of the merger;

NOW, THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

1.  The capital stock of the shares of Subsidiaries is owned by AMHC in the amount set forth on Exhibit A (the “Subsidiaries Shares”).

2.  AMHC agrees to sell to Acquisition Corp., and Acquisition Corp. agrees to purchase from AMHC, the Subsidiaries Shares as set forth in Exhibit A, and the additional assets (“Additional Assets”) listed on Exhibit A-1 (the “Purchase & Sale”) for consideration consisting of:  (a) assumption of all liabilities relating to the businesses conducted by the Subsidiaries, whether such obligations are those of the Subsidiaries or the obligations of AMHC, including but not limited to those AMHC liabilities set forth on Exhibit B-1; and (b) $10,000 cash.

3.  No appraisal rights shall be available to holders of shares of AMHC (the “Shares”) in connection with the Purchase & Sale unless required by Section 7-113-102 of the Colorado Business Corporation Act (the “CBCA”).  To the extent required, any issued and outstanding Shares held by a stockholder who objects to the Purchase & Sale (a “Dissenting Stockholder”) and complies with all the provisions of Section 7-113-101 et seq. of the CBCA concerning the right of holders of Shares to dissent from the Purchase & Sale and require appraisal of their Shares (the “Dissenting Shares”) shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 7-113-101 et seq. of the CBCA.  The Dissenting Shares shall convert to Shares if, after the Closing, such Dissenting Stockholder withdraws his or her demand for appraisal or fails to perfect or otherwise loses his or her right of appraisal, in any case pursuant to the CBCA.

4.  The Subsidiaries and Acquisition Corp. hereby agree, jointly and severally, to indemnify HOJ, AMHC and their respective officers, directors, employees, agents, successors and assigns from any and all claims and liabilities of any kind or nature, direct or indirect, known or unknown, contingent or otherwise, that exist immediately prior to the closing of the Merger Agreement or that may be asserted after the closing of the Merger Agreement regarding any claim or liability arising from the operations of AMHC or its subsidiaries or any other matter arising prior to the closing of the Merger Agreement, including attorneys’ fees and costs in defending any such actions.

5.  Acquisition Corp. represents and warrants to HOJ and AMHC as follows:

(a)  Acquisition Corp. is a corporation duly formed, validly existing and in good standing under the laws of the State of Colorado. Acquisition Corp. has all required power and authority to own and lease its properties and assets and to conduct its business as now conducted.

(b)  Acquisition Corp. has all required power and authority to execute and deliver this Agreement and to consummate the transactions and perform the obligations contemplated hereby.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by all required action on the part of Acquisition Corp.

(c)  This Agreement has been duly and validly executed and delivered by the Acquisition Corp. and this Agreement constitutes a legal, valid and binding obligation of Acquisition Corp. enforceable against Acquisition Corp. in accordance with its terms.

(d)  Execution and delivery by Acquisition Corp. of this Agreement does not or will not, and the consummation of the transactions contemplated hereby does not or will not:  (i) violate, conflict with, result in a breach or default of or accelerate the performance required by (A) the articles of incorporation, bylaws or other organizational documents of Acquisition Corp.; (B) any agreement to which Acquisition Corp. is a party or bound or to which any of its property or assets is subject; or (C) any law, rules or regulations applicable to the Acquisition Corp., or (ii) result in the creation of any mortgage, lien, charge, pledge, security interest, encumbrance, claim or demand on any of Acquisition Corp.’s assets.

(e)  No notice to or consent of or with any governmental authority or any third person is required to be, and has not been, obtained or made by Acquisition Corp. in connection with the Acquisition Corp.’s execution and delivery of this Agreement, or the performance of its obligations hereunder.

(f)  Acquisition Corp. is purchasing the Subsidiaries Shares and the Additional Assets for investment purposes and not with a present view to, or for sale in connection with, any distribution thereof, within the meaning of the Securities Act of 1933, as amended (“Securities Act”).  Acquisition Corp. acknowledges that the capital stock being purchased by it has not been registered under the Securities Act or qualified under applicable state securities laws and understands the restrictions on resale of such capital stock imposed by the Securities Act and such applicable state securities laws.  Acquisition Corp. acknowledges that there is presently no public market for any of the capital stock, that there may never be a public market for any of the capital stock, and that, even if such a market develops, Acquisition Corp. may never be able to sell or dispose of the capital stock purchased. Accordingly, Acquisition Corp. must bear the economic risk of its investments potentially indefinitely.  Acquisition Corp. is an “accredited investor,” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act.

(g)  Acquisition Corp: (i) has been furnished all materials relating to AMHC, HOJ, the Subsidiaries and the Purchase & Sale that have been requested, and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations set forth in such materials; (ii) has had an opportunity to ask questions of and receive answers from AMHC, HOJ, the Subsidiaries and their respective representatives, and they have answered all inquiries that have been put to them, concerning AMHC, HOJ, the Subsidiaries and the Purchase & Sale or any other matters relating to the operations of AMHC, HOJ, the Subsidiaries and the transactions described herein; (iii) understands that the acceptance of the Subsidiaries Shares involves a high degree of risk, that it is acquiring the Subsidiaries Shares by relying solely on the AMHC filings with the Securities and Exchange Commission, and that this transaction and such materials have not been reviewed by the securities administrator of any state; (iv) alone, or together with its advisers, has the requisite knowledge, sophistication and experience in financial and business matters to enable it to assess the relative merits and risks of this investment, and has made such investigations in connection herewith as have been deemed necessary or desirable; (v) is not relying on AMHC, HOJ or their respective legal counsel with respect to legal, tax and other economic considerations relating to the acquisition of the Subsidiaries Shares and, with regard to such considerations, is relying on the advice of its own legal, tax, investment, and other advisers; (vi) acknowledges and understands that neither AMHC nor HOJ makes any representation or warranty as to the actual results of the Subsidiaries or as to the benefits, if any, that it may be allocated pursuant to the acquisition of the Subsidiaries Shares; and (vi) has adequate means of providing for its current needs and contingencies, has no need for liquidating this investment, is able to bear the economic risk of an investment in the Subsidiaries Shares, and can sustain the loss of its entire investment without economic hardship if a total loss should occur.

(h)  Acquisition Corp. is not obligated to pay any brokerage, finders or other fees or commission in connection with the transactions contemplated by this Agreement.

6.  The closing of the Purchase & Sale (the “Closing”) will occur during the five business days after the closing of the Merger. At the Closing, AMHC will: (i) tender to Acquisition Corp. the stock certificates evidencing the Subsidiaries Shares as well as duly executed stock powers for each such certificate, transferring the Subsidiaries Shares into the name of Acquisition Corp.; (ii) deliver to Acquisition Corp. the approval or consent to this transaction from each party to whom a promissory note was executed and delivered by AMHC as set forth on Exhibit B-1; and (iii) execute and deliver the Assignment and Assumption Agreement attached as Exhibit B.  At the Closing, Acquisition Corp. will: (i) tender payment in the amount of $10,000 via wire transfer to AMHC; (ii) execute and deliver the Assignment and Assumption Agreement attached as Exhibit B; and (iii) cause its officers and directors to execute and deliver such certificates as may reasonably be requested by AMHC or HOJ to ensure that the representations and warranties contained herein are true and correct in all respects as of the Closing. Within 30 days of Closing, AMHC will change its name.

7.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it, sent by email or sent by registered mail or certified mail, postage prepaid, addressed as follows:

Acquisition Corp:	If to the Subsidiaries or Attn: JW Roth 2 North Cascade Ave, Suite 1400 Colorado Springs, Colorado 80903 Telephone: 719.265.5821 Email: jwroth@accreditedmembers.com

If to AMHC or HOJ:	Attn: Michael Jaynes 2 North Cascade Ave, Suite Telephone: 719.265.5821 Email: mike@hangoverjoes.com or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder.  Each notice or other communication shall only be effective and deemed to have been received (i) if given by email, one business day after such email is transmitted and receipt is confirmed, (ii) if given by hand delivery, the date of delivery as evidenced by a written receipt, or (iii) if given by an overnight courier service, the date of delivery as evidenced by a written receipt.  As used herein, a “business day” means Mondays through Fridays, excluding days (at the location where the notice is to be delivered) that are national bank holidays.

8.           This Agreement may be signed in one or more counterparts, and each such counterpart taken together will form one and the same agreement.  The parties agree that PDF or facsimile copies of this Agreement and any signature thereon shall be as legally binding and enforceable as the original or copy original of this Agreement or any signatures thereof.

9.           The parties agree that this Agreement shall be construed in accordance with the laws of the State of Colorado (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required by such rules).

10.           The parties hereby agree that any dispute or controversy arising out of or relating to this Agreement shall be settled by arbitration by a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association from time to time in force. The hearing on any such arbitration shall be held in the Denver, Colorado area. Any party may submit any dispute to arbitration by giving written notice to the other parties to such dispute. Within twenty (20) business days after receipt of such notice, the parties shall mutually select an arbitrator. If the parties shall fail to reach agreement on an arbitrator, any party may request the American Arbitration Association to appoint the arbitrator (the agreed upon or appointed arbitrator, the “Arbitrator”). The Arbitrator may award the prevailing party (in the arbitration or in the court proceeding, as applicable) reasonable attorneys’ fees, expert and non-expert witness costs and expenses, and other costs and expenses incurred in connection with the arbitration, and the fees if the Arbitrator determines that a claim was not brought or prosecuted in good faith. The costs of the Arbitrator shall be borne equally by the non-prevailing parties unless, in either case, the Arbitrator or the court, as the case may be, for good cause determines otherwise.

11.           The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.  Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” A reference in this Agreement to $ or dollars is to U.S. dollars.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement.  All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the party may require.  The singular or plural includes the other, as the context requires or permits.

12.           The parties and their respective counsel have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and their respective counsel, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

13.           This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

14.           This Agreement may not be amended except by a writing duly signed by the parties hereto.

15.           If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

16.           This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No party may assign its rights or obligations hereunder without the prior written consent of the other parties.  No assignment shall relieve the assigning party of any of its obligations hereunder.

17.           Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity.  The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

18.           No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver will be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Accredited Members Holding Corporation

By:     /s/ JW Roth
JW Roth, Co-Chairman

Hangover Joe’s, Inc.

By:     /s/ Michael Jaynes
Michael Jaynes, President

Accredited Members Acquisition Corp.

By:   /s/ JW Roth
        JW Roth, Co-Chairman

Accredited Members, Inc.

By:     /s/ JW Roth
JW Roth, Co-Chairman

AMHC Managed Services, Inc.

By:     /s/ JW Roth
JW Roth, Co-Chairman

World Wide Premium Packers, Inc.

By:     /s/ JW Roth
JW Roth, Co-Chairman

EXHIBIT A
SUBSIDIARIES SHARES

The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

EXHIBIT A-1
ADDITIONAL ASSETS ACQUIRED

The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

EXHIBIT B
ASSIGNMENT AND ASSUMPTION AGREEMENT
(WITH LIST OF AMHC DEBTS ATTACHED AS EXHIBIT B-1)

The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

EXHIBIT B-1
AMHC LIABILITIES

[See Attached]

The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.